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                              LIST OF SUBSIDIARIES


                                                                    EXHIBIT 21.1

                                                State/Province of Incorporation/
Subsidiary Name                                 Formation
---------------                                 ----------------------------

RSC Holdings I, LLC                             Delaware

RSC Holdings II, LLC                            Delaware

RSC Holdings III, LLC                           Delaware

RFC Equipment Rental, Inc.                      Arizona

RFC Equipment Rental of Canada Ltd.             Alberta